Exhibit 99.1

LINN ENERGY, LLC

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES –

ASSETS ACQUIRED FROM LAMAMCO DRILING COMPANY

Year Ended December 31, 2007

INDEX

Financial Information	Page Number

Report of Independent Registered Public Accounting Firm	2
Statement of Revenues and Direct Operating Expenses	3
Notes to Statement of Revenues and Direct Operating Expenses	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Unitholders

Linn Energy, LLC:

We have audited the accompanying Statement of Revenues and Direct Operating Expenses - Assets acquired from Lamamco Drilling Company for the year ended December 31, 2007.  This financial statement is the responsibility of Linn Energy, LLC management.  Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1.  The presentation is not intended to be a complete presentation of the properties described above.

In our opinion, the statement referred to above presents fairly, in all material respects, the Revenues and Direct Operating Expenses - Assets acquired from Lamamco Drilling Company for the year ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas
April 7, 2008

LINN ENERGY, LLC

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES –

ASSETS ACQUIRED FROM LAMAMCO DRILLING COMPANY

Year Ended December 31, 2007

(in thousands)

Revenues – oil and gas sales	$85,031
Direct operating expenses	32,764
Excess of revenues over direct operating expenses	$52,267

The accompanying notes are an integral part of the Statement of Revenues and Direct Operating Expenses.

LINN ENERGY, LLC

ASSETS ACQUIRED FROM LAMAMCO DRILLING COMPANY

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

Year Ended December 31, 2007

Note 1.  Basis of Presentation

On January 31, 2008, Linn Energy, LLC (“Linn Energy” or the “Company”) completed the acquisition of certain properties in the Mid-Continent from Lamamco Drilling Company (“Lamamco”) for an aggregate contract price of approximately $552.2 million, subject to purchase price adjustments.

The accompanying historical statements of revenues and direct operating expenses were prepared from the historical accounting records of Lamamco.  These statements are not intended to be a complete presentation of the results of operations of the properties acquired from Lamamco.  The statements do not include general and administrative expense, effects of derivative transactions, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expenses and other income and expense items not directly associated with revenues from the oil and gas properties.  Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available and not meaningful to the acquired properties.  Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note 2.  Commitments and Contingencies

Pursuant to the terms of the Purchase and Sale Agreement between Lamamco and Linn Energy, any claims, litigation or disputes pending as of the effective date (January 31, 2008) or any matters arising in connection with ownership of the acquired assets prior to the effective date are retained by Lamamco.  Notwithstanding this indemnification, Linn Energy is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

Note 3.  Related Party Transactions

Lamamco incurred expenses of approximately $5.4 million in 2007 associated with services performed by its wholly owned subsidiary.

LINN ENERGY, LLC

ASSETS ACQUIRED FROM LAMAMCO DRILLING COMPANY

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

Year Ended December 31, 2007

Note 4.  Supplemental Oil and Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Gas Reserves

These reserve estimates have been prepared in compliance with the SEC rules based on year-end prices.  An analysis of the change in estimated quantities of oil and gas reserves during the year, all of which are located within the United States, is shown below:

	Oil (MBbls)	Gas (MMcf)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	37,326	33,789	257,745
Revisions of previous estimates	10,597	6,330	69,912
Production	(1,258)	(1,510)	(9,058)
End of year	46,665	38,609	318,599
Proved developed reserves:
Beginning of year	23,136	26,558	165,374
End of year	31,668	31,326	221,334

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil and gas reserves of the property.  An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs are based on period-end sales prices for oil and gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions.  The estimated future net cash flows (in thousands) as of December 31, 2007 are then discounted at a rate of 10%.

Future estimated revenues	$4,530,852
Future estimated production costs	(1,785,278)
Future estimated development costs	(150,585)
Future net cash flows	2,594,989
10% annual discount for estimated timing of cash flows	(1,677,161)
Standardized measure of discounted future estimated net cash flows	$917,828

LINN ENERGY, LLC

ASSETS ACQUIRED FROM LAMAMCO DRILLING COMPANY

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

Year Ended December 31, 2007

Estimates of economically recoverable oil and gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results.  Therefore, actual production, revenues, development and operating expenditures may not occur as estimated.  The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters.  Actual quantities of oil and gas may differ materially from the amounts estimated.

The following summarizes the principal sources of change in the standardized measure of discounted future estimated net cash flows during the year (in thousands):

Sales of oil and gas production, net of production costs	$(52,267)
Net changes in prices and production costs	364,252
Revisions of previous quantity estimates	221,260
Change in discount	38,861
Change in production rates and other	(42,884)
$529,222

The revisions of previous quantity estimates in the table above were primarily due to an extension of the economic life of recoverable reserves due to an increased oil price at December 31, 2007 compared to December 31, 2006.